UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Honeywell International Inc.
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2013 Honeywell Annual Shareowners Meeting March - April 2013

2 Discussion of 2013 Proxy Matters • “ Say on Pay” - Alignment of Pay and Performance - Overview of Honeywell Compensation Programs - 2012 Compensation Actions - Anomalous Change in CEO Pension Value • Separation of CEO and Chair Roles • Action By Written Consent • Acceleration of Vesting Upon Change in Control

3 “Say on Pay”

4 Total Shareowner Return HON Outperformed Market And Peers 1 - YR 3 - YR 5 - YR 10 - YR HON Percentile Rank = 78% HON Percentile Rank = 100% HON Percentile Rank = 83% HON Percentile Rank = 100% Peer Median Reflects Compensation Peer Group Median; Percentages Reflect Cumulative Growth Over The Period; HON Percentile Ra nk Based on Compensation Peer Group; Updated as of December 31, 2012; 1 - year period begins 1/1/2012, 3 - year period begins 1/1/2010, 5 - year period begins 1/1/2008; 10 - year period begins 1/1/2003

5 Key Operating Metrics And ICP Spend • Since 2003, Proforma EPS Up 197%, Segment Profit up 150%, ICP Spend Up 13% • Executive Census (ICP Eligible) Below 2003 Level • HON 10 - Year TSR vs. Compensation Peer Group – 100 th Percentile * Proforma, Excludes Any Pension Mark - to - Market Adjustment +13% (6)% - 100% - 50% 0% 50% 100% 150% 200% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Revenue Proforma EPS * Segment Profit Total ICP Spend Avg. ICP/Exec Exec Census No Officer ICP in 2009, No Officer Merit Increases in 2009 or 2010. % Change vs. 2003 +197% +150% +71% +20% Track Record – Strong Performance, Good Pay Alignment, Fewer Execs

6 CEO Annual Direct Compensation (“ADC”) CEO Pay Aligned With Business Results Indexed Values (b) Annual Direct Compensation ($M ) ( a ) $0 $5 $10 $15 $20 $25 $30 $35 0 20 40 60 80 100 120 140 2008 2009 2010 2011 2012 CEO ADC(a) Proforma EPS(b) Segment Profit(b) TSR-Prior Year(b) (a) CEO Annual Direct Compensation or “ADC” consists of base salary, ICP award, annual stock option grant, and annualized Growth Pla n Unit (GPU) award. • 2012 : includes 50% of the potential award payout for the 2012 - 2013 GPU cycle, based on target performance. Actual payout value will be determined at the end of the two - year performance cycle (2013). • 2011 and 2010 : includes 50% of the actual award earned for the 2010 - 2011 GPU performance cycle. • 2009 : no GPU payments. • 2008 includes 50% of the actual award earned for the 2007 - 2008 GPU performance cycle (b) Reflects 2007 base year for TSR and 2008 base year for proforma EPS and segment profit, in each case, at 100.

7 • ICP (Bonus) Plan – Annual (cash) - Key Financial Metrics: EPS, FCF, Working Capital Turns - Performance Context: Current Year, vs. Prior Year, vs. Peers, Other Metrics & Factors • Stock Options – LTI (equity) - Have Value Only If Stock Price Goes Up • Growth Plan – LTI (cash) - Organic Sales Growth (1/3), ROI Growth (1/3), Margin Expansion (1/3) - 2 - Year Non - Overlapping Cycles; Deferred Payout (50% Q1 After Cycle, 50% Year Later) While not part of the regular annual incentive program, long - term performance - adjusted (i.e. relative TSR) Restricted Stock Unit s may be granted from time to time for retention and succession planning purposes 17% 17% 23% 43% Base Salary ICP Growth Plan Stock Options 17% 83% Fixed Variable Annual Incentive Program 9% 17% 25% 49% Base Salary ICP Growth Plan Stock Options Focused On Key Business Drivers And At Risk 9% 91% Fixed Variable CEO Other NEOs

8 2012 Compensation Actions (2013 Proxy) Annual Compensation Actions (Feb 2013) • No Base Salary Increase for CEO and 2 Senior NEOs • Annual Stock Option Grant Values 5% to 24% Lower Than 2011 • Growth Plan Units Issued for New 2 - Year Performance Cycle – Aggressive Revenue/ ROI / Margin Growth Targets Set for 2012 - 2013 – Award Opportunity Consistent With Prior Performance Cycle • ICP Payouts Based on 2012 Performance: – CEO ICP increased from $4.3M to $4.8M (but $500K increase not pensionable) – 1 NEO’s ICP reduced by $100K (Fradin), 1 NEO’s ICP increased by $100K (Mahoney), 1 NEO’s ICP increased by $75K (Kramvis) and 1 NEO held flat (Anderson) Succession Plan Review by Board - Related Comp Action (July 2012) • Performance - Adjusted RSUs Awarded on Discretionary Basis – CEO Did Not Receive An Award; Other NEOs Did – Potential 30% +/ - Adjustment Based on Relative TSR vs. Comp Peers – Vesting Tied to Specific Succession Plan Requirements (From 3 to 7 Years) No Significant Program Changes

9 • Large Change in CEO Pension Value in 2012 – Pension Negotiated When CEO Was Recruited in 2002 – No Changes Since • Change Driven Primarily By 2 Items: – 2012 Bonus Replacing 2009 Bonus in 3 - Year Final Average Pay Used in Calculation  Represents ~70% of the Change  Unintended Consequence of CEO Agreeing to a Zero Bonus During 2009 Economic Downturn (Note: Change in Pension Value for 2009 Was Negative) – A Decline in the Discount Rate to Determine Reported Pension Values  Represents ~25% of the Change • Rate Declined 83 bps in 2012 (From 4.89% At 12/31/11 to 4.06% At 12/31/12) • CEO Pension Value Likely to Decline in Future Periods* – CEO Pension Not Improved with Additional Service with the Company – CEO Reached Full Retirement Age in 2012 - # of Payments Declines Each Year Going Forward – Negative Changes in Pension Value Not Reported on SCT Under SEC Rules *Assuming consistent final average compensation and no further declines in the discount rate Change In CEO Pension Value (2013 Proxy) Anomaly - Not Result Of 2012 Compensation Action

10 Separation of Chair/CEO Roles

11 Unified Leadership Important for HON Success HON’s Board Opposes Separation of Chair/CEO • Widely accepted belief that separation of Chair/CEO role is always a “best practice” should be reexamined • No correlation between performance and separation of Chair/CEO Roles – Recent research debunks myth that separation of Chair/CEO is uniformly beneficial  See Krause, R. & Semadeni , M. 2012. “Apprentice, Departure and Demotion: An Examination of the Three Types of CEO - Board Chair Separation.” Academy of Management Journal – For Honeywell, separation risks more harm than good  Complexity of businesses, end - markets, technologies and geographies requires strong, unified leadership  Competing leadership roles from separate Chair/CEO undermines “unity of action, coordination and focus.”

12 Independent Board Counter - Balances Chair/CEO Separation Should be Left to Board Discretion • Robust Governance Practices Ensures Adequate Oversight – Other Than CEO, Board is 100% Independent; All Committees 100% Independent – No Problematic Governance or Management Issues; – Directors Review in Advance Board/Committee Agendas; – Directors Free to Raise Subjects Not on Agenda or Propose Items for Future Agendas; – Directors Receive in Advance Written Board Material (Opportunity to Comment); – Presiding Director Leads Executive Sessions At Each Board Meeting (Rotating) and Serves As Liaison Between Independent Directors and Chairman • Lead Director will Undermine Sense of Shared Responsibility. • Recent Actions by Board Obviate Need for Lead Director – Amended By - laws to Allow Chair of Governance Committee (CGRC) to Call Meeting of Directors At Anytime; – Chair of CGRC Designated as Permanent Point of Contact for Shareowner Feedback

13 Action by Written Consent

14 The Board Opposes Action by Written Consent Written Consent Undermines Annual Proxy Process • Written consent undermines shareowner democracy; allows insurgent shareholders to act outside the shareowners’ meeting: – Compared to formal proxy process, l acks procedural protections and ability of both sides to communicate with shareowners; – Allows narrow, parochial interests to distract management and the board and waste resources; and – Undermines annual shareowners meeting process; allows for removal of b oard of directors without cause immediately following board meeting. • Honeywell shareowners already able to call special meeting based on vote of 20% of outstanding shares • Honeywell shareowners have adequate opportunity for their voices to be heard: – Annual election of directors and majority voting in uncontested elections – Shareowner approval of poison pills; – Elimination of supermajority voting; – Year - round engagement of management with shareowners; and – Chair of Governance Committee is permanent point of contact for shareowner feedback (added in 2013).

15 Acceleration of Vesting Upon Change in Control

16 Accelerated Vesting Aligns Shareowners and Mgmt. Interests of HON Executives and Shareowners Should be 100% Aligned • Takeover premiums are significantly larger when the target CEO receives the benefit of accelerated vesting – New research based on analysis of 107 takeovers from 2005 to 2009 finds a strong correlation between accelerated vesting and stock price premiums  See Elkinawy , S. & Offenberg , D. 2012. “Accelerated Vesting in Takeovers: The Impact on Shareholder Wealth.” Financial Management • For large cap companies, successful takeovers require 100% support of management – Options are ~45% of Honeywell executive compensation; and – Executives unlikely to risk forfeiture of options unless they participate with shareholders in takeover premium. • Accelerated vesting needed given regulatory uncertainties in large cap company takeovers (i.e. G.E. attempted acquisition of HON) – Honeywell executives unlikely to be employed by Acquiror post - takeover; – Honeywell executives need to be motivated to stay until deal closes; and – If executives leave and takeover fails (i.e. ATT/T - Mobile), shareholders materially harmed.

17 Appendix Reconciliation of non - GAAP Measures to GAAP Measures

18 Reconciliation Of Segment Profit To Operating Income (Dollars in billions) 2003 2004 2005 Segment Profit $2.4 $2.8 $3.2 Stock Compensation Expense (1) 0.0 0.0 0.0 Repositioning and Other (2, 3) (0.2) (0.7) (0.4) Pension Ongoing Expense (2) (0.1) 0.0 0.0 Pension Mark-to-Market Adjustment (2) (0.2) (0.1) (0.0) Other Postretirement Income/(Expense) (2) (0.2) (0.2) (0.1) Operating Income $1.7 $1.8 $2.7 Pension Mark-to-Market Adjustment (2) (0.2) (0.1) (0.0) Operating Income Excluding Pension Mark-to-Market Adjustment $1.9 $1.9 $2.7 (1) Stock compensation expense included in segment profit. (2) Included in cost of products and services sold and selling, general and administrative expenses. (3) Includes repositioning, asbestos and environmental expenses.

19 Reconciliation of Segment Profit to Operating Income (Dollars in billions) 2006 2007 2008 2009 2010 2011 2012 Segment Profit $4.0 $4.6 $4.8 $4.0 $4.5 $5.4 $5.9 Stock Compensation Expense (1) (0.1) (0.1) (0.1) (0.1) (0.2) (0.2) (0.2) Repositioning and Other (1, 2) (0.5) (0.5) (1.1) (0.5) (0.6) (0.8) (0.5) Pension Ongoing Expense (1) 0.0 0.1 0.1 (0.3) (0.2) (0.1) (0.0) Pension Mark-to-Market Adjustment (1) 0.0 0.0 (3.3) (0.7) (0.5) (1.8) (1.0) Other Postretirement Income/(Expense) (1) (0.1) (0.2) (0.1) 0.0 (0.0) 0.1 (0.1) Operating Income $3.3 $3.9 $0.3 $2.4 $3.0 $2.6 $4.2 Pension Mark-to-Market Adjustment (1) 0.0 0.0 (3.3) (0.7) (0.5) (1.8) (1.0) Operating Income Excluding Pension Mark-to-Market Adjustment $3.3 $3.9 $3.6 $3.1 $3.5 $4.4 $5.1 (1) Included in cost of products and services sold and selling, general and administrative expenses. (2) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

20 Reconciliation of EPS to EPS, Excluding Pension Mark - to - Market Adjustment 2003 (1) 2004 (2) 2005 (3) EPS, Previously Reported $1.50 $1.45 $1.92 Effect of Pension Accounting Change (0.11) 0.22 0.29 EPS $1.39 $1.67 $2.21 Pension Mark-To-Market Adjustment 0.12 0.07 0.03 EPS, Excluding Pension Mark-to-Market Adjustment $1.51 $1.74 $2.24 (1) Utilizes weighted average shares outstanding and the effective tax rate for the period. Mark-to-market uses a blended tax rate of 33.5% 2003. (2) Utilizes weighted average shares outstanding and the effective tax rate for the period. Mark-to-market uses a blended tax rate of 30.0% 2004. (3) Utilizes weighted average shares outstanding and the effective tax rate for the period. Mark-to-market uses a blended tax rate of 32.3% 2005.

Reconciliation of EPS to EPS, Excluding Pension Mark-to-Market Adjustment

Honeywell

	2006 (1)	2007 (2)	2008 (3)	2009 (4)	2010 (5)	2011 (6)	2012 (7)
EPS	$2.77	$3.35	$1.08	$2.05	$2.59	$2.61	$3.69
Pension Mark-To-Market Adjustment	0.02	0.01	2.74	0.64	0.41	1.44	0.79
EPS, Excluding Pension Mark-to-Market Adjustment	$2.79	$3.36	$3.82	$2.69	$3.00	$4.05	$4.48

(1) Utilizes weighted average shares outstanding and the effective taxrate for the period. Mark-to-market uses a blended tax rate of 28.6% 2006.
(2) Utilizes weighted average shares outstanding and the effective taxrate for the period. Mark-to-market uses a blended tax rate of 30.8% 2007.
(3) Utilizes weighted average shares outstanding and the effective taxrate for the period. Mark-to-market uses a blended tax rate of 38.2% 2008.
(4) Utilizes weighted average shares outstanding and the effective taxrate for the period. Mark-to-market uses a blended tax rate of 34.4% 2009.
(5) Utilizes weighted average shares outstanding and the effective taxrate for the period. Mark-to-market uses a blended tax rate of 32.3% 2010.
(6) Utilizes weighted average shares outstanding and the effective taxrate for the period. Mark-to-market uses a blended tax rate of 36.9% 2011.
(7) Utilizes weighted average shares outstanding and the effective taxrate for the period. Mark-to-market uses a blended tax rate of 35.0% 2012.

21

22 Discontinued Operations Reconciliation (Dollars in billions) 2003 2004 2005 2006 Sales - Total Honeywell $23.1 $25.6 $27.7 $31.4 Sales - CPG 1.0 1.1 1.2 1.1 Sales - Continuing Operations $22.1 $24.5 $26.5 $30.3